Exhibit 1.1

PLAINS ALL AMERICAN PIPELINE, L.P.

$700,000,000 6.750% Series A Junior Subordinated Notes due 2056

$800,000,000 7.000% Series B Junior Subordinated Notes due 2056

UNDERWRITING AGREEMENT

September 9, 2026

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Truist Securities, Inc.

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

c/o MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

c/o Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Ladies and Gentlemen:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom  J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. are acting as the representatives (the “Representatives”), $700,000,000 aggregate principal amount of 6.750% Series A Junior Subordinated Notes due 2056 (the “Series A Notes”) and $800,000,000 aggregate principal amount of 7.000% Series B Junior Subordinated Notes due 2056 (the “Series B Notes,” and together with the Series A Notes, the “Notes”). The Notes will be issued under an indenture, to be dated as of the Delivery Date (the “Base Indenture”), between the Issuer and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, each to be dated as of the Delivery Date, between the Issuer and the Trustee (together, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”).

PAA GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in the General Partner. Plains All American GP LLC, a Delaware limited liability company (“GP LLC”), is the general partner of Plains AAP. Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), owns a 100% membership interest in GP LLC. PAA GP Holdings LLC, a Delaware limited liability company (“PAGP GP” and, collectively with the General Partner, Plains AAP, GP LLC and PAGP, the “GP Entities”), is the general partner of PAGP.

It is also understood and agreed to by the parties hereto that (i) on October 31, 2025, pursuant to that certain definitive Purchase and Sale Agreement, dated August 30, 2025, a wholly-owned subsidiary of the Partnership (the “Buyer”) completed the purchase of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”) and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”) and (ii) effective November 1, 2025, the Buyer also completed the purchase of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP pursuant to that certain definitive Equity Purchase Agreement, dated November 3, 2025.

The subsidiaries of the Partnership listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” and the Material Subsidiaries listed on Schedule IV attached hereto are referred to herein as the “Domestic Subsidiaries.”

This is to confirm the agreement among the Issuer and the Underwriters concerning the several purchases of the Notes by the Underwriters.

1.             Representations and Warranties of the Issuer. The Issuer represents and warrants to the Underwriters that:

(a)           Registration. A registration statement on Form S-3 relating to the Notes (File No. 333-281967) (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Issuer to the Representatives. As used in this Agreement:

(i)             “Applicable Time” means 5:40 p.m., New York City time, on September 9, 2026, which the Underwriters have informed the Issuer and its counsel is a time prior to the first sale of the Notes;

(ii)            “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time;

(iii)            “Effective Date” means any date as of which any part of the Registration Statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offering of the Notes;

(v)            “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Notes;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, (A) the most recent Preliminary Prospectus, (B) the Issuer Free Writing Prospectus attached as Schedule II hereto and (C) each other Issuer Free Writing Prospectus filed or used by the Issuer on or before the Applicable Time identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vii)          “Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)        “Registration Statement” means the registration statement on Form S-3 (File No. 333-281967), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the Effective Date of such Registration Statement or as of the date of such Preliminary Prospectus or Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Issuer’s knowledge, threatened by the Commission. The Commission has not notified the Issuer of any objection to the use of the form of the Registration Statement.

(b)             Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and on the Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement conforms in all material respects to the requirements applicable to it under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c)             No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(d)             No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)             No Material Misstatements or Omissions in Documents Incorporated by Reference. The Incorporated Documents, when filed with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)              No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)             No Material Misstatements or Omissions in Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(h)             Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuer has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Issuer has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Issuer has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Issuer has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Notes will not be required to be filed pursuant to the Rules and Regulations.

(i)             Well-Known Seasoned Issuer and Not an Ineligible Issuer. The Issuer is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). For purposes of firm commitment underwritten offerings contemplated under the Registration Statement, at the earliest time after the initial filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, the Issuer was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)             Formation and Qualification of Certain Entities. Each of the Issuer, the GP Entities and the Material Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its jurisdiction of formation or incorporation with full corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Issuer, the GP Entities and the Material Subsidiaries is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership’s direct and indirect majority owned subsidiaries (collectively, the “Subsidiaries”) and the Partnership (collectively, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)             General Partners. Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects, as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)             Ownership of Interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP. The respective general partner interests, limited partner interests or membership interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP owned by the GP Entities, as such interests are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have been duly authorized and validly issued in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other similar organizational documents, as applicable (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Delivery Date) (any such agreement, document or certificate for an entity, an “Organizational Document”) of the Partnership and the GP Entities, and such membership interests and limited partner interests are fully paid (to the extent required under their applicable Organizational Documents) and nonassessable (except (A) in the case of a limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable, or (B) with respect to the general partner interest of any such entity); and such general partner, limited partner and membership interests held by the GP Entities are owned by the applicable GP Entity free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) as contained in the Organizational Documents of the applicable GP Entity or (iii) such as would not reasonably be expected to result in a change of control of the Partnership (in the case of any general partner or membership interests held by the GP Entities) or reasonably be expected to materially adversely affect the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted.

(m)            Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary are owned, directly or indirectly, by the Partnership, except for a (i) 30% noncontrolling interest in Cactus II Pipeline LLC, (ii) 33% noncontrolling interest in Red River Pipeline Company LLC, and (iii) 35% noncontrolling interest in each of Plains Oryx Permian Basin Pipeline LLC, Plains Oryx Permian Basin Marketing LLC, Oryx Delaware Oil Transport LLC and Oryx Midland Oil Gathering LLC. Such shares of capital stock or other equity interests owned, directly or indirectly, by the Partnership (i) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (B) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, (C) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s partnership, limited or unlimited liability company statute, if any, as applicable, or (D) with respect to the general partner interest of any Material Subsidiary) and (ii) are owned free and clear of all Liens. The Subsidiaries other than the Material Subsidiaries did not, individually or in the aggregate, account for (A) more than 10% of the total consolidated assets of the Plains Entities, taken as a whole, as of the most recent fiscal year end or (B) more than 10% of the consolidated net income of the Plains Entities, taken as a whole, for the most recent fiscal year.

(n)             No Registration Rights. The offering and sale of the Notes as contemplated by this Agreement do not give rise to any rights for or relating to the registration of any other securities of the Issuer, except such rights as have been waived or satisfied.

(o)             Conformity to Description of Notes. The Notes, when issued and delivered against payment therefor as provided herein and in the Indenture, and the Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto).

(p)             Authority. The Issuer has all requisite partnership or corporate, as applicable, power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement, its Organizational Documents, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus. At the Delivery Date, all action required to be taken by the Issuer or its partners for (i) the due and proper authorization, execution and delivery of this Agreement and the Indenture, (ii) the authorization, issuance, sale and delivery of the Notes and (iii) the consummation of the other transactions contemplated hereby and thereby shall have been duly and validly taken.

(q)             Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Issuer.

(r)              Enforceability of the Indenture. At the Closing Date, the execution and delivery of the Indenture and the performance by the Issuer of its obligations under the Indenture will have been duly and validly authorized by the Issuer; the Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes the valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(s)             Valid Issuance of the Notes. The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuer and will constitute the valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(t)              Authorization, Execution and Enforceability of the Organizational Documents. The Organizational Documents of the Issuer, the GP Entities and the Material Subsidiaries have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(u)             No Conflicts or Violations. None of (i) the offering, issuance and sale by the Issuer of the Notes, (ii) the execution, delivery and performance of this Agreement by the Issuer, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the execution and delivery of the Indenture, the performance of the Indenture by the Issuer or the consummation of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Issuer, any of the GP Entities or any of the Material Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Issuer, any of the GP Entities or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Issuer, any of the GP Entities or any of the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Issuer, any of the GP Entities or any of the Material Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement.

(v)             No Consents. No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over any of the Plains Entities or any of the GP Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Issuer of the Notes, (ii) the execution, delivery and performance of, or the consummation by the Issuer of the transactions contemplated by, this Agreement or (iii) the execution and delivery of the Indenture, and the performance of the Indenture, by the Issuer or the consummation of the transactions contemplated thereby, except (A) such as have been obtained or are required under the Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Notes in the manner contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement.

(w)             No Default. (i) None of the Issuer, the GP Entities or the Material Subsidiaries is in violation of its Organizational Documents in any material respect; (ii) none of the Issuer, the GP Entities or the Material Subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it and (iii) none of the Issuer, the GP Entities or the Material Subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or clause (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to perform its obligations under this Agreement.

(x)             Independent Registered Public Accounting Firms.

(i)             PricewaterhouseCoopers LLP, which has certified the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to the GP Entities and the Partnership and its consolidated subsidiaries, as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(ii)            KPMG LLP, which has certified the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to EPIC Crude Holdings and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(y)             Financial Statements. At June 30, 2026, the Partnership had, on an as adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), an approximate total capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The pro forma financial statements of the Partnership and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, including Regulation S-X of the Securities Act, and have been properly compiled on the bases described therein. No other financial statements or schedules of the Issuer are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.

(z)             No Material Adverse Change. None of the Plains Entities or the GP Entities has sustained, since the date of the latest audited or reviewed financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Plains Entities or the GP Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, as amended) and other than dividends or distributions from any Subsidiary to another Subsidiary or the Partnership or from a GP Entity to its members or other equity owners in the ordinary course of business, declared, paid or made on the security interests of any of the Plains Entities or the GP Entities.

(aa)            Required Disclosures and Descriptions. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(bb)           Title to Properties. The Plains Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all real property and buildings held under lease by the Plains Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc)            Permits. Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Plains Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)           Rights-of-Way. Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)           Intellectual Property. Each of the Plains Entities (A) own or possess rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how, systems, trade secrets, and technology necessary for the conduct of their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any written notice of any claim of conflict with, any such rights of others, except for such conflict that would not, in the case of either clause (A) or clause (B), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)             Cybersecurity. (A) To the knowledge of the Issuer, in the last two years, there has been no material security breach or unauthorized access of or relating to any of the Plains Entities’, the GP Entities’ or their respective subsidiaries’ information technology, computer systems, networks, hardware, software, sensitive data and databases, that are used in connection with their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “IT Systems and Sensitive Data”) and (B) none of the Plains Entities nor any of the GP Entities, in the last two years, have been notified in writing of, and the Issuer has no knowledge of any event or conditions that would be reasonably expected to result in any material security breach or unauthorized access of their and their subsidiaries’ respective IT Systems and Sensitive Data, except, in the case of either clause (A) or clause (B), for those that (i) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) have been remedied without material cost or liability. To the knowledge of the Issuer, the Plains Entities, the GP Entities and each of their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any applicable court or arbitrator or any applicable governmental or regulatory authority applicable to the privacy and security of their IT Systems and Sensitive Data and to the protection of such IT Systems and Data from unauthorized use, access or modification, except for such non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Plains Entities and the GP Entities have each implemented and maintained commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Sensitive Data as required by applicable laws.

(gg)           Investment Company. None of the Plains Entities is now, and after sale of the Notes to be sold by the Issuer hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii) a “gas utility,” within the meaning of Tex. Util. Code §§ 101.003 or 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under the utility laws of any state in which any such Plains Entity does business; in the case of clauses (ii) and (iii), (y) excluding any circumstances where any Plains Entity is a “common carrier” under any such laws and (z) other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(hh)           Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(ii)             No Labor Disputes. No labor dispute with the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Issuer, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(jj)             Insurance. The Partnership maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(kk)           No Legal Actions. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuer, threatened, to which any of the Plains Entities or the GP Entities is or may be a party or to which the business or property of any of the Plains Entities or the GP Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities or the GP Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Notes.

(ll)             Distribution Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or another Subsidiary any loans or advances to such Subsidiary from the Partnership or another Subsidiary or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(mm)          No Distribution of Other Offering Materials. None of the Plains Entities or the GP Entities has distributed and, prior to the later to occur of (i) the Delivery Date and (ii) completion of the distribution of the Notes, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(nn)           Books and Records; Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(oo)           Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Issuer, the directors of PAGP GP and the officers of GP LLC, in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(pp)           Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Rules and Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(qq)           No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the most recent fiscal year end, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(rr)             FCPA. No Plains Entity or GP Entity, nor any of their respective subsidiaries, directors or officers, nor, to the knowledge of the Issuer, any agent, employee or affiliate of the Plains Entities, the GP Entities or any of their respective subsidiaries or other person acting on behalf of the Issuer, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations thereunder, the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption statute or regulation (collectively, “Applicable Anti-Corruption Laws”). Each of the Plains Entities, the GP Entities and their respective subsidiaries and, to the knowledge of the Issuer, their respective affiliates, have conducted their businesses in material compliance, and have instituted, maintain and enforce policies and procedures designed to promote continued compliance, with all Applicable Anti-Corruption Laws.

(ss)           Anti-Money Laundering Laws. The operations of each of the Plains Entities, the GP Entities and each of their respective subsidiaries are and have been conducted at all times in material compliance with the applicable financial recordkeeping and reporting requirements of (i) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (ii) the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the applicable money laundering statutes of all jurisdictions in which such Plains Entity or GP Entity, or the applicable subsidiary of a Plains Entity or GP Entity, conducts its business, (iv) the rules and regulations issued under any of the foregoing and (v) any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Plains Entities, the GP Entities or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(tt)             Sanctions Laws. No Plains Entity or GP Entity, nor any of their respective subsidiaries, directors or officers, nor any employee, affiliate or, to the Issuer’s knowledge, agent of the Plains Entities, the GP Entities or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by a Person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union and any of its member states, His Majesty’s Treasury, or any other applicable sanctions laws or authority (collectively, “Sanctions”), nor are any of the Plains Entities, GP Entities or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, the Crimea Region and the non-government-controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Issuer will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or Person (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions in violation of applicable Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country in violation of applicable Sanctions, or (iii) in any other manner that will result in a violation of any Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, underwriter, advisor, investor or otherwise). Since April 24, 2019, each Plains Entity, GP Entity and each of their respective subsidiaries have not engaged in, and are not now engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country, in each case in violation of applicable Sanctions.

(uu)           XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in the certificates described in Sections 7(i) and 7(j) shall be deemed representations and warranties by the Issuer, as to matters covered thereby, to the Underwriters.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer (i) the aggregate principal amount of Series A Notes set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 99.000% of the principal amount of the Series A Notes and (ii) the aggregate principal amount of Series B Notes set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 99.000% of the principal amount of the Series B Notes, in each case, plus accrued interest, if any, from the Delivery Date.

3.             Delivery and Payment. Delivery of and payment for the Notes shall be made at the office of Vinson & Elkins L.L.P., 845 Texas Avenue, Suite 4700, Houston, Texas 77002 at 9:00 a.m., Houston time, on September 14, 2026, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Delivery Date”). Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery of the Notes to the Underwriters through the facilities of The Depository Trust Company (“DTC”). Concurrently, the Issuer shall deliver to the Trustee, as custodian for DTC, one or more global notes representing the Notes (collectively, the “Global Notes”).

4.             Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5.             Agreements of the Issuer. The Issuer acknowledges and agrees with the Underwriters that:

(a)             Post-Effective Amendments. If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Issuer will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when such post-effective amendment has become effective.

(b)             Preparation of Prospectus and Registration Statement. The Issuer will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)             Final Term Sheet and Issuer Free Writing Prospectuses. The Issuer agrees (i) to prepare a final term sheet, containing a description of the final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Schedule II hereto, and to file such term sheet pursuant to Rule 433 of the Rules and Regulations within the time required by such Rule and (ii) not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(d)             Copies of Registration Statement. The Issuer will furnish to the Underwriters, without charge, such number of copies of (i) the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) the registration statement as originally filed and of each amendment thereto, without exhibits, (iii) the Incorporated Documents, without exhibits, and (iv) the exhibits to the Incorporated Documents, in each case, as the Underwriters may reasonably request.

(e)             Filing of Amendment or Supplement. For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuer will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Notes filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected in writing after being so advised unless the Issuer shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Issuer will promptly notify the Representatives after they shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(f)             Copies of Documents to the Underwriters. As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuer will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Issuer will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes by any Underwriter or any dealer. The Issuer consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Issuer or in the opinion of counsel for the Underwriters and the Issuer is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Issuer will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense. In the event that the Issuer and the Representatives agree that the Prospectus should be amended or supplemented, the Issuer, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Issuer shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(g)             Blue Sky Laws. The Issuer will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Issuer will promptly notify the Representatives of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)             Reports to Security Holders. In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Issuer will make generally available to their security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of such Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(i)             Copies of Reports. Unless otherwise available on EDGAR, during the period of two years hereafter, the Issuer will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Issuer mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Notes may be listed, and (ii) from time to time such other information concerning the Issuer as the Underwriters may reasonably request.

(j)             Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuer to comply with the terms or fulfill any of the conditions of this Agreement, the Issuer agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(k)             Application of Proceeds. The Issuer will apply the net proceeds from the sale of the Notes in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(l)             Filing of Prospectus. The Issuer will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.

(m)             Stabilization. Except as stated in this Agreement and the Prospectus, the Issuer has not taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

(n)             Investment Company. The Issuer will take such steps as shall be necessary to ensure that none of the Plains Entities or the GP Entities shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(o)             Exchange Act Reports. The Issuer, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(p)             Free Writing Prospectuses. The Issuer has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required. The Issuer agrees that they will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.

(q)             Clear Market. During the period from the date hereof through and including the business day following the Delivery Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer and having a tenor of more than one year.

6.             Indemnification and Contribution.

(a)             The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Notes as an underwriter, each broker-dealer affiliate of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable and documented costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other documented expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12. The foregoing indemnity agreement is in addition to any liability that the Issuer may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)             If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against an Issuer, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable and documented fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Issuer has agreed in writing to pay such fees and expenses, (ii) the Issuer has failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Issuer (in which case the Issuer shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Issuer shall pay the reasonable and documented fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c)             Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, GP LLC’s directors and the officers who signed the Registration Statement, and any person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, which information is limited to the information set forth in Section 12. If any action, suit or proceeding shall be brought against an Issuer, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Issuer by paragraph (b) above (except that if the Issuer shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Issuer, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(d)             If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any affiliate of the Issuer on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)             The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.

(f)             No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g)             Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Issuer, GP LLC, PAGP GP or any of their respective directors or officers, or any person controlling the Issuer, (ii) acceptance of any Notes and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Issuer, GP LLC, PAGP GP or any of their respective directors or officers, or any person controlling the Issuer shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

7.             Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Notes are subject to the following conditions:

(a)             All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made. All material required to be filed by the Issuer pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Issuer or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)             Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change, that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in the Representatives’ opinion, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Issuer and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representatives’ opinion, materially adversely affect the market for the Notes.

(c)             The Representatives shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Issuer, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)             Each of the Issuer, the GP Entities and the Domestic Subsidiaries is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of formation or incorporation with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(ii)            Each GP Entity that serves as a general partner of the Partnership or another GP Entity has full limited liability company power and authority to serve as general partner of the Partnership or such GP Entity, in each case, in all material respects.

(iii)           The respective general partner interests, limited partner interests or membership interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP owned by the GP Entities, as such interests are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) have been duly authorized and validly issued in accordance with their respective Organizational Documents, as applicable, and such limited partner interests and membership interests are fully paid (to the extent required under their respective Organizational Documents, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable) and (b) are owned, directly or indirectly, by the applicable GP Entity, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware LLC Act.

(iv)          The Issuer has the requisite partnership or corporate, as applicable, power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement, its Organizational Documents, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)           The offering and sale of the Notes as contemplated by this Agreement do not give rise to any rights for or relating to the registration of any other securities of the Issuer under any agreement filed as an exhibit to the Registration Statement, except such rights as have been waived or satisfied.

(vi)           The Indenture has been duly qualified under the Trust Indenture Act.

(vii)          This Agreement has been duly authorized, executed and delivered by the Issuer.

(viii)         The Base Indenture and the Supplemental Indentures have been duly authorized, executed and delivered by the Issuer, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is a valid and legally binding agreement of such Issuer, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ix)            The global certificates representing the Notes are substantially in the form contemplated by the Indenture, the Notes have been duly and validly authorized and, when each such certificate is executed and authenticated in accordance with the provisions of the Indenture and the Notes and delivered to and paid for by the Underwriters under this Agreement, the Notes will constitute legal, valid, binding and enforceable obligations of the Issuer entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x)            The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership and the GP Entities has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with its terms; provided that, with respect to each such agreement, the enforceability may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xi)            None of (A) the offering, issuance and sale by the Issuer of the Notes, (B) the execution, delivery and performance of this Agreement by the Issuer, (C) the consummation of the transactions contemplated by this Agreement, (D) the execution and delivery of the Indenture and the performance of the Indenture by the Issuer or the consummation of the transactions contemplated thereby (1) constitutes or will constitute a violation of the Organizational Documents of the Issuer, the Domestic Subsidiaries or the GP Entities, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event) any document or agreement filed as an exhibit to the Registration Statement or any Incorporated Document (excluding, for this purpose, the Credit Agreement, dated June 12, 2026, among the Partnership, Plains Marketing, L.P., a Texas limited partnership, and Plains Canada Liquid Pipelines ULC, a British Columbia unlimited liability company (“Plains Canada”), as Borrowers; certain subsidiaries of the Partnership from time to time party thereto, as Designated Borrowers; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto (the “Revolving Credit Agreement”), (3) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas, the laws of the State of New York or federal law, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of the Issuer, the Domestic Subsidiaries or the GP Entities, which conflicts, breaches, violations or defaults in the case of clauses (2), (3) or (4) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xi) with respect to any securities or other anti-fraud law.

(xii)           No consent, approval, authorization, filing with or order of any federal, Delaware, New York or Texas court, governmental agency or body having jurisdiction over the Issuer, the GP Entities, the Domestic Subsidiaries or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Issuer of the Notes, (B) the execution, delivery and performance of this Agreement by the Issuer and the consummation of the transactions contemplated by this Agreement, or (C) the execution and delivery of the Indenture and the performance of the Indenture by the Issuer or the consummation of the transactions contemplated thereby, except (1) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Notes in the manner contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (2) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement, (3) such other that have been obtained or taken and are in full force and effect and (4) filings with the Commission that may be required in the performance of the Issuer’s obligations under Section 5 of this Agreement.

(xiii)         The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences” in relation to the Notes in each of the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, accurately summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xiv)         The Registration Statement became effective under the Securities Act upon its filing on September 6, 2024; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule.

(xv)          The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xvi)         The Issuer is not now, and after sale of the Notes by the Issuer and application of the net proceeds thereof as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” as such term is defined in the Investment Company Act, and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of GP LLC, PAGP GP and the Issuer, representatives of the independent public accountants of GP LLC, PAGP GP and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraph (xiii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A)             the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)             the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)             the Prospectus, as of its date or as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC, PAGP GP and the Issuer, to the extent they deem appropriate, and information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from government officials reviewed by such counsel is accurate, complete and authentic, and all official public records are accurate and complete, (D) with respect to opinions expressed in paragraph (iii), rely on reports, dated as of a recent date, prepared by Corporation Service Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or any of the Domestic Subsidiaries as debtors, (E) with respect to the opinion expressed in paragraph (xiv) above, as to the absence of stop orders and proceedings instituted for that purpose, rely solely on the list of stop orders and proceedings instituted by the Commission for such purpose contained on the Commission’s website at www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml, (F) state that their opinion is limited to federal laws of the United States, the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas and the laws of the State of New York and (G) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) U.S. federal taxes other than U.S. federal income taxes, foreign, state or local taxes or taxes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

(d)           The Representatives shall have received an opinion of the general counsel for GP LLC dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)             None of (1) the offering, issuance and sale by the Issuer of the Notes, (2) the execution, delivery and performance by the Issuer of this Agreement, (3) the consummation of the transactions contemplated by this Agreement or (4) the execution and delivery of the Indenture and the performance of the Indenture by the Issuer or the consummation of the transactions contemplated thereby (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which any of the Issuer, GP Entities or Domestic Subsidiaries is a party or by which any one of them may be bound (excluding, for this purpose, any document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document, other than the Revolving Credit Agreement, which is expressly included for this purpose) or (B) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to the Issuer, the GP Entities or the Domestic Subsidiaries or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either clause (A) or clause (B), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement.

(ii)           To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Issuer or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.

(iii)           To the knowledge of such counsel, there are no agreements, contracts or other documents to which the Issuer or any of the Subsidiaries is a party or are bound that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

In rendering such opinion, such counsel may rely in respect of matters of fact upon (A) information obtained from public officials or public records and (B) to the extent such counsel deems appropriate, certificates of officers and employees of GP LLC, PAGP GP and the Issuer. Further, such counsel may (A) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (B) state that such opinions are limited to United States federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (C) state that he expresses no opinion with respect to (x) either federal or state securities laws in the opinion referenced in Section 7(d)(i)(4)(B) above or (y) taxes.

(e)           The Representatives shall have received an opinion of internal Canadian counsel for the Partnership, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)             Plains Canada has been duly incorporated and is validly existing as an unlimited liability company under the laws of British Columbia, with all necessary corporate power and authority to own or lease its properties, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted. Plains Canada is duly registered extraprovincially for the transaction of business under the laws of the provinces of Alberta and Saskatchewan.

(ii)            Plains Midstream UK LLC is the registered holder of 100% of the issued and outstanding shares of Plains Canada; such share capital has been duly authorized and validly issued in accordance with the Articles and Notice of Articles of Plains Canada, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(iii)           No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of British Columbia is required for the offering, issuance and sale by the Issuer of the Notes or the execution, delivery and performance of the Indenture by the Issuer.

(iv)           None of the offering, issuance and sale by the Issuer of the Notes, the execution, delivery and performance of this Agreement by the Issuer or the consummation of the transactions contemplated hereby, or the execution, delivery and performance of the Indenture by the Issuer or the consummation of the transactions contemplated thereby constitutes or will constitute a violation of the certificate or Articles of Incorporation, bylaws or other organizational documents of Plains Canada, or any statute, law or regulation of Canada or the Province of British Columbia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Province of British Columbia directed to Plains Canada or its properties in a proceeding to which Plains Canada or its property is a party.

(v)            To the knowledge of such counsel, Plains Canada has such Permits issued by the appropriate federal, provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for such Permits that, if not obtained would not reasonably be expected to, individually or in the aggregate, materially adversely affect the operations conducted by Plains Canada.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the GP Entities, the Issuer and the Subsidiaries, to the extent they deem proper, and upon information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Province of British Columbia, excepting therefrom municipal and local ordinances and regulations, and (D) state that such counsel does not express any opinion with respect to taxes.

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(f)            The Representatives shall have received an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale by the Issuer of the Notes, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.

(g)           At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letter shall be a date not more than five days prior to the date of such letter.

(h)           On the Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Delivery Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (g) of this Section 7, except that the date referred to in the proviso in Section 7(g) hereof shall be a date not more than three business days prior to the Delivery Date.

(i)            At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letter shall be a date not more than five days prior to the date of such letter.

(j)             On the Delivery Date, the Representatives shall have received from KPMG LLP a letter, dated as of the Delivery Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (i) of this Section 7, except that the date referred to in the proviso in Section 7(i) hereof shall be a date not more than three business days prior to the Delivery Date.

(k)           The Partnership shall have furnished to the Representatives on the Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)             the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date (except to the extent such representation or warranty is made as of a specific date or time, in which case, such representation or warranty was true and correct as of such specific date or time) and the Partnership has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)            (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statement therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(l)            At the Delivery Date, the Notes shall be rated at least “Baa2” by Moody’s Investors Service, Inc., “BBB” by S&P Global Ratings, a division of S&P Global, Inc., and “BBB” by Fitch Ratings, Inc. and the Issuer shall have delivered to the Underwriters a letter dated near the Delivery Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Issuer’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or the Issuer’s other debt securities.

(m)          The Issuer and the Trustee shall have executed and delivered the Indenture, and the Issuer shall have executed and delivered the Global Notes.

(n)           At the time of the execution of this Agreement, the Representatives shall have received from the Partnership a certificate substantially in the form of Exhibit B hereto and signed by the Chief Financial Officer of the General Partner.

All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Issuer shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

8.             Expenses. The Issuer agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) any applicable listing or other similar fees; (vi) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable and documented fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC, PAGP GP or the Issuer in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (x) any fees charged by rating agencies for rating the Notes; and (xi) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel for such parties).

It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Notes by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Notes.

Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase hereunder on the Delivery Date, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on the Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the principal amount of Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of J.P. Morgan Securities LLC to purchase the Notes that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase on the Delivery Date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes that the Underwriters are obligated to purchase on the Delivery Date and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Notes by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Issuer are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than any defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representatives or the Issuer shall have the right to postpone the Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Issuer, purchases Notes that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

9.             Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriter to any Issuer, by notice to the Issuer prior to the Delivery Date, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange, the NYSE American LLC or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination may be given to the Issuer by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

10.           Notice; Successors. Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telefaxed or emailed to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Fax No.: (212) 834-6081; c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, Fax No.: (646) 291-1469; c/o Mizuho Securities USA LLC, 1271Avenue of the Americas New York, New York 10020, Attention: Debt Capital Markets email: BA_DCM_Notices@mizuhogroup.com; c/o MUFG Securities Americas Inc., 1221 Avenue of the Americas, New York, New York 10020, Fax No: (646) 434-3455; and c/o Truist Securities, Inc., 740 Battery Avenue SE, 3rd Fl, Atlanta, Georgia 30339, Attn: Prospectus Dept, Telephone No: (800) 685-4786, email: TruistSecurities.prospectus@Truist.com; with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002, Attention: Douglas V. Getten and Andrew L. Schulte; or, if sent to the Issuer, will be mailed, delivered or telefaxed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel, Fax No.: (713) 646-4313.

This Agreement has been and is made solely for the benefit of the several Underwriters and their directors, officers, employees, agents and other controlling persons referred to in Section 6 hereof and the Issuer and GP LLC’s directors and officers who sign the Registration Statement, and other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

11.           Information Furnished by the Underwriters. The Issuer acknowledges that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Sections 1(c), 1(d), 1(f), 1(g), 5(p), 6(a) and 6(c) hereof: (A) the names of the Underwriters, (B) the table under the first paragraph under the heading “Underwriting,” (C) the first paragraph under the heading “Underwriting — Underwriting Discounts” related to concessions and (D) the first paragraph, the second paragraph and the first sentence of the third paragraph under the heading “Underwriting — Stabilization, Short Positions and Penalty Bids.”

12.           Research Analyst Independence. The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of their respective investment banking divisions. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

15.           Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

16.           Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17.           No Fiduciary Duty. The Issuer acknowledges and agrees that in connection with this offering and sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Issuer and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Issuer, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Issuer. The Issuer hereby waives any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement among the Issuer and the Underwriters.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC,
its General Partner

By:	PLAINS AAP, L.P.,
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC,
its General Partner

By:	/s/ Sharon Spurlin
Name:	Sharon Spurlin
Title:	Senior Vice President and Treasurer

PAA Signature Page to Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted by the Underwriters

as of the date first above written.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Truist Securities, Inc.

As Representatives of the several Underwriters

By:	J.P. Morgan Securities LLC	By:	Citigroup Global Markets Inc.

By:	/s/ Robert Bottamedi	By:	/s/ Adam D. Bordner
Name:	Robert Bottamedi	Name:	Adam D. Bordner
Title:	Executive Director	Title:	Managing Director

By:	Mizuho Securities USA LLC	By:	MUFG Securities Americas Inc.

By:	/s/ W. Scott Trachsel	By:	/s/ Richard C. Testa
Name:	W. Scott Trachsel	Name:	Richard C. Testa
Title:	Managing Director	Title:	Managing Director

By:	Truist Securities, Inc.

By:	/s/ Rob Nordlinger
Name:	Rob Nordlinger
Title:	Managing Director

Underwriters’ Signature Page to Underwriting Agreement

Schedule I

Underwriters	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
J.P. Morgan Securities LLC	$77,000,000	$88,000,000
Citigroup Global Markets Inc.	77,000,000	88,000,000
Mizuho Securities USA LLC	77,000,000	88,000,000
MUFG Securities Americas Inc.	77,000,000	88,000,000
Truist Securities, Inc.	77,000,000	88,000,000
Barclays Capital Inc.	21,700,000	24,800,000
BMO Capital Markets Corp.	21,700,000	24,800,000
BofA Securities, Inc.	21,700,000	24,800,000
CIBC World Markets Corp.	21,700,000	24,800,000
Fifth Third Securities, Inc.	21,700,000	24,800,000
Morgan Stanley & Co. LLC	21,700,000	24,800,000
PNC Capital Markets LLC	21,700,000	24,800,000
RBC Capital Markets, LLC	21,700,000	24,800,000
Regions Securities LLC	21,700,000	24,800,000
Scotia Capital (USA) Inc.	21,700,000	24,800,000
SMBC Nikko Securities America, Inc.	21,700,000	24,800,000
TD Securities (USA) LLC	21,700,000	24,800,000
U.S. Bancorp Investments, Inc.	21,700,000	24,800,000
Wells Fargo Securities, LLC	21,700,000	24,800,000
Zions Direct, Inc.	11,200,000	12,800,000
Total	$700,000,000	$800,000,000

Schedule I-1

Schedule II

Filed Pursuant to Rule 433

Registration No. 333-281967

September 9, 2026

Final Term Sheet
$700,000,000 6.750% Series A Junior Subordinated Notes due 2056

$800,000,000 7.000% Series B Junior Subordinated Notes due 2056

Issuer:	Plains All American Pipeline, L.P.

Aggregate Principal Amount:	$1,500,000,000

Principal Amount:

$700,000,000 aggregate principal amount of 6.750% Series A Junior Subordinated Notes due 2056 (the “Series A Notes”)

$800,000,000 aggregate principal amount of 7.000% Series B Junior Subordinated Notes due 2056 (the “Series B Notes” and, together with the Series A Notes, the “Notes”)

Ratings*:	[Ratings Intentionally Omitted]

Security Type:	Junior Subordinated Notes

Legal Format:	SEC-registered

Pricing Date:	September 9, 2026

Settlement Date (T+3):	September 14, 2026

Ranking:	The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment of our existing and future Senior Indebtedness (as defined in the Preliminary Prospectus Supplement, dated September 9, 2026, relating to the Notes (the “Preliminary Prospectus”)) to the extent and in the manner set forth under “Description of the notes—Subordination” in the Preliminary Prospectus. The Notes will not be guaranteed by any of our subsidiaries. The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. The Notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Schedule II-1

Delivery:	The Notes of each series will be represented by one or more permanent global certificates in fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Maturity Date:	Series A Notes: December 15, 2056 Series B Notes: December 15, 2056

Coupon:

The Series A Notes will bear interest (i) from and including September 14, 2026 to, but excluding, December 15, 2031 (the “Series A First Reset Date”) at the rate of 6.750% per annum and (ii) from and including the Series A First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus) plus a spread of 2.141%, to be reset on each Reset Date (as defined in the Preliminary Prospectus); provided that the interest rate during any Reset Period will not reset below 6.750% per annum (which equals the initial interest rate on the Series A Notes).

The Series B Notes will bear interest (i) from and including September 14, 2026 to, but excluding, December 15, 2036 (the “Series B First Reset Date”) at the rate of 7.000% per annum and (ii) from and including the Series B First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.167%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below 7.000% per annum (which equals the initial interest rate on the Series B Notes).

Schedule II-2

Public Offering Price:	Series A Notes: 100.000% Series B Notes: 100.000%

Net Proceeds (after deducting the underwriting discount):	Series A Notes: $693,000,000 Series B Notes: $792,000,000

Interest Payment Dates:	June 15 and December 15, beginning on June 15, 2027

Reset Date:	Series A Notes: The Series A First Reset Date and December 15 of every fifth year after 2031 Series B Notes: The Series B First Reset Date and December 15 of every fifth year after 2036

CUSIP / ISIN:	Series A Notes: 726503AF2 / US726503AF21 Series B Notes: 726503AG0 / US726503AG04

Schedule II-3

Optional Interest Deferral:	The terms of each series of Notes will provide that so long as no event of default (as defined in the Preliminary Prospectus) with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus) applicable to such series of Notes each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes of such series or end on a day other than the day immediately preceding an interest payment date applicable to such series of Notes. In other words, with respect to each series of Notes, we may declare at our discretion up to a ten-year interest payment moratorium and may choose to do that on one or more occasions. No interest will be due or payable on the Notes of such series during an Optional Deferral Period, unless we elect, at our option, to redeem any Notes of such series on any redemption date during such Optional Deferral Period, in which case all accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date, or unless the principal of and interest on the Notes of such series shall have been declared due and payable as the result of an event of default with respect to the Notes of such series, in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any interest on the deferred interest (“compound interest”), on the Notes of such series shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes of such series) and to shorten the length of any Optional Deferral Period. With respect to each series of Notes, we cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes of such series from any previous Optional Deferral Periods. During any Optional Deferral Period applicable to a series of Notes, interest on the applicable series of Notes will continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law.

Schedule II-4

Certain Restrictions During an Optional Deferral Period:	During any Optional Deferral Period, with respect to the Notes of either series, we (and our subsidiaries, as applicable) may not do any of the following (subject to certain exceptions): (i) declare or pay dividends or distributions on any of our capital stock, (ii) redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock, (iii) pay any principal, interest or premium on, or repay, repurchase or redeem, any of our indebtedness that ranks equally with or junior to the Notes of such series in right of payment, or (iv) make any payments with respect to any guarantees by us of any indebtedness if such guarantees rank equally with or junior to the Notes of such series in right of payment.

Optional Redemption:

The terms of each series of Notes will provide that at our option, we may redeem some or all of the Notes of such series before their maturity, as follows:

•      in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date (as defined in the Preliminary Prospectus) applicable to the Notes of such series and ending on (and including) such First Reset Date and (ii) after such First Reset Date, on any applicable interest payment date, in each case at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date;

Schedule II-5

•      in whole, but not in part, at any time within 120 days after the occurrence of a Tax Event (as defined in “Description of the notes—Redemption—Redemption Following a Tax Event” in the Preliminary Prospectus) at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date; and

•      in whole, but not in part, at any time during the continuance of and, in any event, within 120 days after the occurrence of, a Rating Agency Event (as defined in the Preliminary Prospectus) at a redemption price in cash equal to 102% of the principal amount of the Notes of such series to be redeemed, plus, subject to certain terms accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date.

Schedule II-6

Joint Book-Running Managers:	J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Truist Securities, Inc.

Barclays Capital Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.

CIBC World Markets Corp.

Fifth Third Securities, Inc.

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Manager:	Zions Direct, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

Delivery of the notes is expected to be made against payment therefor on or about September 14, 2026, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus) and the Preliminary Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus and prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Mizuho Securities USA LLC toll-free at 1-866-271-7403, MUFG Securities Americas Inc. toll-free at 1-877-649-6848, and Truist Securities, Inc. toll-free at 1-800-685-4786.

Not for retail investors in the European Economic Area (“EEA”) or the United Kingdom. No key information document (KID) as required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) or as required by the PRIIPs Regulation as it forms part of domestic UK law by virtue of the European Union (Withdrawal) Act 2018, as amended, has been prepared as not available to retail investors in the EEA or the United Kingdom, respectively.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule II-7

Schedule III

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Plains Oryx Permian Basin Pipeline LLC

Plains Oryx Permian Basin Marketing LLC

Oryx Delaware Oil Transport LLC

Oryx Midland Oil Gathering LLC

Cactus II Pipeline LLC

Plains Capline LLC

Red River Pipeline Company LLC

Alpha Crude Holdings LLC

Plains Canada Liquid Pipelines ULC

Plains Eagle Ford Energy LLC

Cactus III Crude Pipeline LP

Cactus III Crude Terminal Company LP

Schedule III-1

Schedule IV

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Plains Oryx Permian Basin Pipeline LLC

Plains Oryx Permian Basin Marketing LLC

Oryx Delaware Oil Transport LLC

Oryx Midland Oil Gathering LLC

Cactus II Pipeline LLC

Plains Capline LLC

Red River Pipeline Company LLC

Alpha Crude Holdings LLC

Plains Eagle Ford Energy LLC

Cactus III Crude Pipeline LP

Cactus III Crude Terminal Company LP

Schedule IV-1

EXHIBIT A

Entity	Jurisdiction in which registered or qualified
Plains All American Pipeline, L.P.	Texas

PAA GP LLC	Texas

Plains AAP, L.P.	Texas

Plains All American GP LLC	California, Illinois, Louisiana, Oklahoma, Texas

Plains GP Holdings, L.P.	Texas

PAA GP Holdings LLC	Texas

Plains Canada Liquid Pipelines ULC	Alberta, Saskatchewan

Plains Marketing, L.P.	Illinois, Louisiana, Oklahoma

Plains Pipeline, L.P.	Illinois, Louisiana, Oklahoma

Plains Oryx Permian Basin Pipeline LLC	New Mexico, Texas

Plains Oryx Permian Basin Marketing LLC	New Mexico, Texas

Oryx Delaware Oil Transport LLC	New Mexico, Texas

Oryx Midland Oil Gathering LLC	N/A

Cactus II Pipeline LLC	Texas

Plains Capline LLC	N/A

Red River Pipeline Company LLC	Oklahoma, Texas

Alpha Crude Holdings LLC	New Mexico, Texas

Plains Eagle Ford Energy LLC	N/A

Cactus III Crude Pipeline LP	Texas

Cactus III Crude Terminal Company LP	Texas

Exhibit A

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

September 9, 2026

The undersigned, in his capacity as the Chief Financial Officer of Plains All American GP LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Plains AAP, L.P., a Delaware limited liability partnership, which is the sole member of PAA GP LLC, a Delaware limited liability company, which is the general partner of Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), does hereby certify as follows:

1.	I am providing this certificate (this “Certificate”) pursuant to Section 7(n) of that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of September 9, 2026, by and among the Partnership and J.P. Morgan Securities LLC whom J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. acting as the representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the sale to the Underwriters of $700,000,000 aggregate principal amount of 6.750% Series A Junior Subordinated Notes due 2056 (the “Series A Notes”) and $800,000,000 aggregate principal amount of 7.000% Series B Junior Subordinated Notes due 2056 (the “Series B Notes,” and together with the Series A Notes, the “Notes”).

2.	I am the duly appointed, qualified and acting Chief Financial Officer of the General Partner and am familiar with the accounting, operations and record systems of the Partnership. To my knowledge after reasonable investigation, there has not been any material adverse change in the financial position, results of operations, cash flows or working capital of the Partnership since June 30, 2026. In addition, as of the date of this certificate, the total debt of the Partnership is approximately $8.4 billion.

3.	I have read the registration statement on Form S-3 (File No. 333-281967), including the base prospectus, dated September 6, 2024, contained therein, together with the preliminary prospectus supplement and the final prospectus supplement thereto, each dated September 9, 2026 (collectively, the “Registration Statement”), and am familiar with the compilation of and have reviewed the circled items contained in or incorporated by reference in the Registration Statement, such circled items being attached hereto as Exhibit A (the “Identified Items”).

4.	The Identified Items include pro forma adjustments (the “Pro Forma Adjustments”) to give effect to the purchase on October 31, 2025 of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owns the EPIC Crude Oil Pipeline, and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”), the general partner of EPIC Crude Holdings (the “EPIC 55% Transaction”) by a wholly-owned subsidiary of the Partnership (the “Buyer”) and the purchase effective as of November 1, 2025 of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP by the Buyer (the “EPIC 45% Transaction” and, together with the EPIC 55% Acquisition, the “EPIC Transactions”) for the periods indicated.

Exhibit B

5.	I certify that the Pro Forma Adjustments were determined in good faith and based on assumptions that provide a reasonable basis for presenting the effects of the EPIC Transactions for the periods indicated. The assumptions and inputs used to calculate the Identified Items were derived in good faith from (i) information in the Partnership’s accounting records and (ii) other information made available to the Partnership by parties to, and in connection with, the EPIC Transactions, in each case believed by me to be reliable. I, or members of my staff under my supervision, have compared each of the Identified Items, as applicable, to the corresponding amount in the records and information described above, or verified the arithmetic accuracy of each such item, and found them to be in agreement in all material respects.

6.	Nothing has come to my attention as the result of the procedures described above that causes me to believe that the Identified Items are not accurate in all material respects.

7.	Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Notes covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

[Signature Page Follows]

Exhibit B

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Al Swanson
Executive Vice President and Chief Financial Officer

Exhibit B

EXHIBIT A

Identified Items

[See attached.]

Exhibit B